Exhibit 99.1

Universal Insurance Holdings, Inc. Reports Another Record Quarter for Third Quarter 2015

Reports Highest Quarterly Net Income in Company History

Fort Lauderdale, FL, October 29, 2015 - Universal Insurance Holdings, Inc. (NYSE: UVE) (or the “Company”) today reported third quarter 2015 net income of $30.3 million, an increase of 42.0% ($9.0 million) over the same period in 2014 and a record in Company history. Diluted earnings per share (EPS) were $0.84 for the third quarter of 2015, an increase of 37.7% ($0.23 per share) over the same quarter in 2014, and also represented a Company record. This compares to net income of $21.3 million, or $0.61 per diluted share, for the same period in 2014.

“We are pleased to report our third consecutive quarter of achieving the highest quarterly net income in Company history,” said Sean P. Downes, Universal’s Chairman, President and Chief Executive Officer. “Our results demonstrate, once again, the strength and diversity of our business model and continued execution on our strategic initiatives to write high quality, rate adequate business, expand our geographic footprint and drive enhanced value for shareholders.”

“This quarter we announced that we received licenses to operate in Virginia, West Virginia and Alabama, expanding our presence to 15 states. Through the first nine-months of the year, our successful expansion outside of Florida has resulted in a growth in policy count of 35.6% outside Florida. Supported by a peer leading independent agency force, Universal has grown from a leading provider of homeowners insurance in Florida to one of the leading writers of homeowners insurance nationally. This expansion and top-line growth in Florida, coupled with the improvements we have made to our reinsurance program is driving our strong bottom-line performance.”

Third-Quarter 2015 & Recent Highlights

•	Net earned premiums grew by $51.9 million, or 55.0%, to $146.2 million.

•	Total revenues increased by $53.5 million, or 51.7%, to $157.0 million.

•	Net income increased by $9.0 million, or 42.0%, to $30.3 million.

•	Diluted EPS grew by $0.23, or 37.7%, to $0.84 per share.

•	Paid dividends of $0.12 per share.

•	Announced $10 million share repurchase program

•	Received Certificates of Authority from Virginia, West Virginia and Alabama.

Third-Quarter 2015 Results

Net income for the third quarter of 2015 of $30.3 million reflects an improvement across multiple measures including an increase in direct premiums written, net premiums written, net earned premiums, net investment income, commissions, policy fees, other revenues and income before taxes. The increase in net earned premiums reflects both growth in policies in force and lower reinsurance costs, including the elimination of quota share reinsurance effective June 2015.

Stockholders’ equity reached an all-time high of $283.0 million as of September 30, 2015 compared to $218.9 million (pro-forma) as of December 31, 2014.

First Nine-Months 2015 Results

For the first nine months of 2015, the Company’s net income was $77.3 million, an increase of $25.3 million, or 48.7%, compared to the same period of 2014. Diluted earnings per share for the first nine months of 2015 was $2.15, an increase of $0.67, or 45.3%, compared to the same period of 2014.

Share Repurchases

On September 2, 2015, the Company announced that its Board of Directors authorized a share repurchase program under which the Company may repurchase up to $10 million of its outstanding shares of common stock through December 31, 2016. As of September 30, 2015, the Company had repurchased 100,000 shares of its common stock at an average price of $25.84 per share, with $7.4 million remaining to be deployed.

Cash Dividends

On August 31, 2015, the Company announced that its Board of Directors declared a cash dividend of $0.12 per share of common stock which was paid on October 8, 2015 to shareholders of record on September 23, 2015.

If declared and paid as intended, the annual aggregate dividend in 2015 will be $0.48 for each common share.

Financial Results Presentation

The Company will make available an audio recording of a presentation discussing its third quarter 2015 financial results at approximately 5:00 pm Eastern on October 29, 2015. The presentation will be pre-recorded, and there will be no opportunity for live questions. The audio recording of this presentation will be available at www.universalinsuranceholdings.com until November 27, 2015.

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc., with its wholly-owned subsidiaries, is a vertically integrated insurance holding company performing all aspects of insurance underwriting, distribution and claims. Universal Property & Casualty Insurance Company (UPCIC), a wholly-owned subsidiary of the Company, is one of the leading writers of homeowners insurance in Florida and is now fully licensed and has commenced its operations in North Carolina, South Carolina, Hawaii, Georgia, Massachusetts, Maryland, Delaware, Indiana, Pennsylvania and Minnesota. American Platinum Property and Casualty Insurance Company, also a wholly-owned subsidiary, currently writes homeowners multi-peril insurance on Florida homes valued in excess of $1 million, which are limits and coverages currently not targeted through its affiliate UPCIC. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

Forward-Looking Statements and Risk Factors

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including Form 10-K for the year ended December 31, 2014 and Form 10-Q for the quarter ended September 30, 2015.

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UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands, except per share data)

	September 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$201,774	$115,397
Restricted cash and cash equivalents	2,635	2,635
Fixed maturities, at fair value	417,769	353,949
Equity securities, at fair value	46,627	19,642
Short-term investments, at fair value	75,023	49,990
Investment real estate, net	5,820	—
Prepaid reinsurance premiums	113,240	190,505
Reinsurance recoverable	36,135	55,187
Reinsurance receivable, net	166	7,468
Premiums receivable, net	56,617	50,987
Other receivables	5,195	2,763
Property and equipment, net	26,302	17,254
Deferred policy acquisition costs, net	63,003	25,660
Income taxes recoverable	10,964	5,675
Deferred income tax asset, net	12,196	11,850
Other assets	4,900	2,812

Total assets	$1,078,366	$911,774

LIABILITIES, CONTINGENTLY REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$101,059	$134,353
Unearned premiums	463,651	395,748
Advance premium	26,029	17,919
Accounts payable	1,582	4,121
Book overdraft	3,728	5,924
Payable for securities purchased	7,937	—
Reinsurance payable, net	125,427	66,066
Income taxes payable	—	1,799
Dividends payable to shareholders	4,287	—
Other liabilities and accrued expenses	37,388	36,318
Long-term debt	24,324	30,610

Total liabilities	795,412	692,858

Contingently redeemable common stock	—	19,000
Issued shares - 0 and 1,000
Outstanding shares - 0 and 1,000
STOCKHOLDERS’ EQUITY:
Cumulative convertible preferred stock, $.01 par value	—	—
Authorized shares - 1,000
Issued shares - 10 and 12
Outstanding shares - 10 and 12
Minimum liquidation preference, $9.99 and $8.49 per share
Common stock, $.01 par value	456	448
Authorized shares - 55,000
Issued shares - 45,595 and 43,769
Outstanding shares - 35,628 and 34,102

Treasury shares, at cost - 9,967 and 9,667	(69,818)	(62,153)
Additional paid-in capital	67,845	40,987
Accumulated other comprehensive income (loss), net of taxes	(2,515)	(1,835)
Retained earnings	286,986	222,469

Total stockholders’ equity	282,954	199,916

Total liabilities, contingently redeemable common stock and stockholders’ equity	$1,078,366	$911,774

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,
	2015	2014
PREMIUMS EARNED AND OTHER REVENUES
Direct premiums written	$222,572	$195,435
Ceded premiums written	(71,150)	(103,492)

Net premiums written	151,422	91,943
Change in net unearned premiums	(5,269)	2,345

Premiums earned, net	146,153	94,288
Net investment income (expense)	1,307	644
Net realized gains (losses) on investments	11	501
Commission revenue	4,115	3,123
Policy fees	3,820	3,416
Other revenue	1,637	1,528

Total premiums earned and other revenues	157,043	103,500

OPERATING COSTS AND EXPENSES
Losses and loss adjustment expenses	53,854	34,181
General and administrative expenses	55,289	32,167

Total operating costs and expenses	109,143	66,348

INCOME BEFORE INCOME TAXES	47,900	37,152
Income tax expense	17,602	15,811

NET INCOME	$30,298	$21,341

Basic earnings per common share	$0.87	$0.64

Weighted average common shares outstanding - Basic	34,911	33,432

Fully diluted earnings per common share	$0.84	$0.61

Weighted average common shares outstanding - Diluted	35,999	34,812

Cash dividend declared per common share	$0.12	$0.10

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in thousands, except per share data)

	Nine Months Ended September 30,
	2015	2014
PREMIUMS EARNED AND OTHER REVENUES
Direct premiums written	$684,147	$607,361
Ceded premiums written	(185,578)	(301,624)

Net premiums written	498,569	305,737
Change in net unearned premiums	(145,168)	(74,280)

Premiums earned, net	353,401	231,457
Net investment income (expense)	3,376	1,574
Net realized gains (losses) on investments	292	5,353
Commission revenue	10,757	10,882
Policy fees	12,003	10,827
Other revenue	4,614	4,701

Total premiums earned and other revenues	384,443	264,794

OPERATING COSTS AND EXPENSES
Losses and loss adjustment expenses	127,148	88,685
General and administrative expenses	130,152	85,431

Total operating costs and expenses	257,300	174,116

INCOME BEFORE INCOME TAXES	127,143	90,678
Income tax expense	49,811	38,662

NET INCOME	$77,332	$52,016

Basic earnings per common share	$2.22	$1.55

Weighted average common shares outstanding - Basic	34,837	33,607

Fully diluted earnings per common share	$2.15	$1.48

Weighted average common shares outstanding - Diluted	35,918	35,097

Cash dividend declared per common share	$0.36	$0.30

Investor Contact:

Andy Brimmer / Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449